UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        June 30, 2005
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                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act |x| Soliciting material pursuant to Rule 14a-12 under the Exchange Act |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 2.02.  Results of Operations and Financial Condition.

       In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including in Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

       On June 30, 2005, we issued a news release announcing our estimated adjusted after-tax earnings for the quarter ended June 30, 2005 and containing other information set forth therein. A copy of the news release is furnished with this report as Exhibit 99.1 and shall be deemed a part of and incorporated by reference into this Item 2.02 for all purposes.

Item 8.01.  Other Events.

       On June 30, 2005, we announced our production forecast and provided an update on two exploration wells in the Gulf of Mexico and a recent farm-in in the Black Sea.

       Our second quarter 2005 net production is expected to average approximately 455,000 barrels-of-oil equivalent (BOE) per day. For the full-year 2005, we expect net production to average approximately 440,000 BOE per day, up 2 percent from the previous forecast.

       We are currently drilling the Knotty Head well, located in Green Canyon Block 512. The well has encountered more than 300 feet of apparent hydrocarbon pay in a secondary objective based on measured-while-drilling logs. The well is currently at 29,670 feet and has yet to penetrate the primary objective in the Lower Miocene section. The well is planned for a total depth of 32,500 feet. We have a 25 percent working interest in Knotty Head which is operated by Nexen Petroleum Offshore U.S.A. Inc.

       The Chilkoot well, located in Green Canyon Block 320, has been considered non-commercial based on results to date. We expect to record a $6 million pretax charge in connection with the well in the second quarter 2005. The well was drilled to 32,023 feet measured depth. We have a 23.34 percent working interest in the well, which is operated by Kerr-McGee Oil & Gas Corporation.

       A Unocal subsidiary has also entered into a farm-in agreement for acreage held by BP plc in the Turkey and Georgia sections of the Eastern Black Sea. Subject to government approvals, we will acquire a 25 percent working interest in Turkish block 3534 and a 10 percent working interest in Georgia blocks APC-IIA, IIB and III. The prospects are in deep water (2,100 to 5,500 feet).

       BP plc plans to spud an exploration well on one of the prospects in Turkey in the third quarter 2005. We expect our share of capital expenditures for the Black Sea venture to be approximately $50 million in 2005.

       This Item 8.01 contains forward-looking statements about matters such as drilling, development and other plans for future operations, charges to earnings, and production rates and timing. Although these statements are based upon Unocal's current expectations and beliefs, they are subject to known and unknown risks and uncertainties that could cause actual results and outcomes to differ materially from those described in, or implied by, the forward-looking statements, including Unocal's pending merger with Chevron; volatility in commodity prices; Unocal's ability to find or acquire commercially productive reservoirs and to develop and produce deepwater and other projects in a timely and cost-effective manner; the accuracy of Unocal's estimates and judgments regarding hydrocarbon resources and formations and reservoir performance; operational risks inherent in the exploration, development and production of oil and gas; the impact of environmental laws, permitting and licensing requirements and other regulations; international and domestic political and economic factors; and other factors discussed in Unocal's 2004 Annual Report on Form 10-K and subsequent reports filed or furnished by Unocal with the U.S. Securities and Exchange Commission (SEC).

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

       Copies of Unocal's SEC filings are available from Unocal by calling 800-252-2233 or from the SEC by calling 800-SEC-0330. The reports are also available on the Unocal web site, www.unocal.com. Unocal undertakes no obligation to update the forward-looking statements in this news release to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Item 9.01.  Financial Statements and Exhibits.

       (c)  Exhibits.

       99.1 Press Release dated June 30, 2005 entitled, "Unocal provides update on earnings, production, operating activities."


                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             UNOCAL CORPORATION
                                              (Registrant)


Date:  June 30, 2005                    By:  /s/John A. Briffett
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                                              John A. Briffett
                                              Vice President and Comptroller

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